UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 19, 2021

ALTITUDE INTERNATIONAL HOLDINGS, INC.

(Exact name of Registrant as specified in its Charter)

New York	000-55639	13-3778988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 SE Pine Valley Street, Port St. Lucie, FL 34952

(Address of Principal Executive Offices)

772-323-0625

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act: None

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2021, Joseph B. Frost, a member of the Board of Directors of Altitude International Holdings, Inc. (the “Company”), resigned as director of the Company.

On March 23, 2021, Gabe Jaramillo was appointed as Senior Executive Vice President, Director of Tennis Training of the Company. Mr. Jaramillo, age 65, is a renowned international tennis coach who has worked with many of the greatest players in the history of the sport. Throughout his career, he’s trained eleven of the world’s No.1-ranked players and 27 top 10 players including Andre Agassi, Jim Courier, Pete Sampras, Maria Sharapova, Monica Seles, Kei Nishikori, and many others. From 1981 to 2009, Jaramillo also worked as the tennis director for the IMG Academy Bollettieri. There, he helped develop many multi-sport training programs and served as Nick Bollettieri’s right-hand man. For 26 consecutive years, Jaramillo coached players at all four Grand Slam events — the French Open, Wimbledon, the Australian Open, and the U.S. Open. Mr. Jaramillo is the co-founder of Club Med Academies and Principal of CMA Academics located in Florida, USA.

Jaramillo is also the founder and owner of International Coaching Services which specializes in tennis coaching, consultancy, training systems, programs, services, and resources for developing and implementing solutions to maximize results. As a Master Clinician, Jaramillo has developed annual clinic tours and conferences for players, coaches, and parents in 32 countries. He created the Tennis Periodization Training Method and played a key role in the development of System 5, a tennis training system used by practitioners worldwide. Jaramillo is a sought-after expert in the industry and has served as a keynote speaker for ITF World and Regional Conferences for the International Tennis Federation as well as JPTA, USPTA, RPT, PTR, CBT, and FEDCOL. He has been featured as an expert commentator on ESPN, FOX Sports, Euro Sports, Channel 10 Australia, Caracol Radio, Wowo TV Japan, Grand Slam TV. He served as a contributor to BBC Radio and writes for international magazines such as Japan’s Smash Magazine, Italy’s SpazioTennis, Great Britain’s UK Tennis Magazine, Germany’s Racquettech, China’s Tennis Magazine, TenisBrasil, Tennis Now, FedeColombia, and Bolivia El Deber. He is also a motivational speaker for organizations including Club Med, Discovery Channel, Propal, Neoris, World City Group, and the Young President Organization.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description

17.1	Letter from Joseph B. Frost dated March 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2021

ALTITUDE INTERNATIONAL, INC.

By:	/s/ Greg Breunich
Name:	Greg Breunich
Title:	Chief Executive Officer